Child, Van Wagoner & Bradshaw, PLLC

A Professional Limited Liability Company of CERTIFIED PUBLIC ACCOUNTANTS

5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107	PHONE: (801) 281-4700 FAX: (801) 281-4701

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
General Devices, Inc.

We hereby consent to the use of our report dated April 17, 2006, with respect to the financial statements of General Devices, Inc. and our report dated March 16, 2006, with respect to the financial statements of Aduromed Corporation in the Registration Statement on Form SB-2/A to be filed on October 17, 2006. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ Child, Van Wagoner & Bradshaw, PLLC
Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
October 17, 2006